                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                            ULTRAFEM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                            ULTRAFEM, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                 ULTRAFEM, INC.
                          805 THIRD AVENUE, 17TH FLOOR
                            NEW YORK, NEW YORK 10022

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 10, 1997

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Ultrafem, Inc. (the "Corporation") will be held at 10:00 o'clock a.m., local time, on February 10, 1997, at the Four Seasons Hotel, 57 East 57th Street, the Salon Suite, Meeting Room Level, New York, New York, for the following purposes:

    1. To elect two directors of the Corporation to hold office until the Annual Meeting of Stockholders occurring in 1999 and until the election and qualification of their respective successors;

    2. To consider and vote upon a proposal to approve an amendment to the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") to increase the number of authorized shares of common stock, par value $.001 per share, of the Corporation (the "Common Stock"), from 20,000,000 to 70,000,000; and

    3. To transact such other business as may properly come before the meeting.

    Only holders of record of the Corporation's Common Stock at the close of business on December 20, 1996 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

    STOCKHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,
                                          DORI M. REAP,
                                          SECRETARY

Dated: January 10, 1997

                                 ULTRAFEM, INC.
                          805 THIRD AVENUE, 17TH FLOOR
                            NEW YORK, NEW YORK 10022

                            ------------------------

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Ultrafem, Inc. (the "Corporation") of proxies to be used at the Annual Meeting of Stockholders of the Corporation to be held at 10:00 o'clock a.m., local time, on February 10, 1997, at the Four Seasons Hotel, 57 East 57th Street, the Salon Suite, Meeting Room Level, New York, New York, and at any adjournments thereof. The purposes of the meeting are:

    1. To elect two directors of the Corporation to hold office until the Annual Meeting of Stockholders occurring in 1999 and until the election and qualification of their respective successors;

    2. To consider and vote upon a proposal to approve an amendment to the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") to increase the number of authorized shares of common stock, par value $.001 per share, of the Corporation (the "Common Stock"), from 20,000,000 to 70,000,000; and

    3. To transact such other business as may properly come before the meeting.

    If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) for the election as directors of the nominees of the Board of Directors named below,
(ii) for the proposal to amend the Certificate of Incorporation, and (iii) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Corporation, or by the vote of a stockholder cast in person at the meeting. The approximate date of mailing of this Proxy Statement is January 10, 1997.

                                     VOTING

    Holders of record of the Corporation's Common Stock on December 20, 1996, will be entitled to vote at the Annual Meeting or any adjournment thereof. As of that date, there were 7,904,871 shares of Common Stock outstanding and entitled to vote, and a majority, or 3,952,436 of these shares, will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the meeting, including the election of directors.

    The favorable vote of a plurality of the votes cast at the meeting is necessary to elect each director of the Corporation. The favorable vote of a majority of the outstanding Common Stock is necessary to approve the amendment to the Certificate of Incorporation. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the matters scheduled to be considered at the Annual Meeting. The Board of Directors recommends a vote FOR each of the nominees named below, and FOR the proposal to approve the amendment to the Certificate of Incorporation.

                 INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

    Two directors are to be elected at the Annual Meeting. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. Both such persons are presently directors of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election any of the nominees should be unable or unwilling to accept election, it is intended that such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

    The following information is supplied with respect to the nominees for election as directors of the Corporation in Class 1, and for the directors in Classes 2 and 3 whose terms expire at the Annual Meeting of Stockholders occurring in 1997 and 1998, respectively, and until the election and qualification of their respective successors. Unless otherwise indicated below, each director has had the principal occupation(s) indicated on the table for five years or more.

                             NOMINEES FOR DIRECTOR

    CLASS 1 (If elected each director will hold office until the Annual Meeting of Stockholders occurring in 1999 and until the election and qualification of their respective successors.)

                                                                                              DIRECTOR OF THE
                                                         PRINCIPAL OCCUPATION                   CORPORATION
NAME OF NOMINEE                  AGE                        OR EMPLOYMENT                          SINCE
---------------------------      ---      --------------------------------------------------  ----------------
John W. Andersen...........          60   President; Chief Executive Officer and Chairman of     1994-present
                                          the Board of Directors of the Corporation (1)
Charles D. Peebler, Jr.....          60   President and Chief Executive Officer of Bozell,       1995-present
                                          Jacobs, Kenyon & Eckhardt, Inc. (2)

                         DIRECTORS WHOSE TERM OF OFFICE
                     WILL CONTINUE AFTER THE ANNUAL MEETING

    CLASS 2

                                                        PRINCIPAL OCCUPATION                  DIRECTOR OF THE
NAME OF NOMINEE                  AGE                        OR EMPLOYMENT                    CORPORATION SINCE
---------------------------      ---      -------------------------------------------------  -----------------
Audrey Contente............          53   Executive Vice President and Founder (3)            1990 to present
Joy Vida Jones.............          46   Attorney (4)                                        1993 to present

    CLASS 3

                                                                                              DIRECTOR OF THE
                                                         PRINCIPAL OCCUPATION                   CORPORATION
NAME OF NOMINEE                  AGE                        OR EMPLOYMENT                          SINCE
---------------------------      ---      --------------------------------------------------  ----------------
Richard A. Cone............          60   Professor of Biophysics and Biology (5)                1994-present
Martin Nussbaum............          49   Attorney (6)                                           1996-present
Barrie R. Zesiger..........          51   Managing Director of Zesiger Capital Group LLC (7)     1993-present

------------------------

(1) Mr. Andersen has been the Chairman of the Board, Chief Executive Officer and President of the Corporation since July 1994. He has an extensive background in consumer product management, including food, beverage and personal products. He has been the Chief Executive Officer of five consumer companies over the past 20 years and has substantial experience in Japan and western Europe. From June 1993 until July 1994, Mr. Andersen was self-employed. For the period of 1990 to 1993, Mr. Andersen was President and Chief Executive Officer of Johanna Dairies, a subsidiary of John Labatt Limited with annual sales of approximately $1 billion. From 1983 to 1989, he was President, Chief Executive Officer and Director of Whitbread North America, Inc., a beverage subsidiary of Whitbread PLC with annual sales of approximately $450 million. Prior to 1983, Mr. Andersen served as Executive Vice President of Marriott Corporation, President and Chief Executive Officer of Sonoma Vineyards, and Vice President of Norton Simon, Inc.

(2) Mr. Peebler, a Director of the Corporation since 1995, is President and Chief Executive Officer, as well as director, of Bozell, Jacobs, Kenyon & Eckhardt, Inc. ("BJK&E"), the 14th largest marketing communications company in the world. He also serves as Chief Executive Officer of Bozell Worldwide, Inc., BJK&E's major advertising agency division. Mr. Peebler joined Bozell Worldwide, Inc. in 1958 and became President in 1965. The Corporation has retained Bozell Worldwide and certain of its affiliates in the past and during the current fiscal year. See "Certain Transactions." Mr. Peebler, in addition to serving on the boards of a number of non-profit organizations, is a member of the Board of Directors of American Radio Systems.

(3) Ms. Contente is the Executive Vice President and a Director of the Corporation, as well as the Founder of the Corporation and inventor of the Corporation's technology (the "SoftCup Technology"). Ms. Contente is responsible for manufacturing and product development. Ms. Contente has served as a Director of the Corporation since its formation in March 1990; as an Executive Vice President since July 1996; as a Senior Vice President from July 1993 to June 1996; and as Senior Vice President of Manufacturing and Product Development from November 1995 to June 1996. Ms. Contente also served as Chairman of the Board of the Corporation from March 1990 to July 1993, and Chief Executive Officer of the Corporation from May 1992 to July 1993. She has experience in marketing and sales, business development and biomedical instrumentation. As a result of years of research in feminine hygiene technology which led to the ultimate design of the SoftCup Technology, Ms. Contente applied for a United States patent and subsequently founded the Corporation. She began her career in sales in 1976 with J.T. Baker Chemical Co. where she was responsible for selling biomedical instrumentation and supplies. From 1980 to 1990 she was the principal of Audrey Contente & Associates, a management consulting firm specializing in strategic planning and market development projects. During this 10-year period, she devoted substantial and continuous effort in researching, designing and developing the SoftCup Technology and INSTEAD-TM-, the Corporation's initial application of the SoftCup Technology.

(4) Ms. Jones, a Director of the Corporation since 1992, has practiced law for the last nineteen years, having received a J.D. from New York University School of Law (1976). She was a partner at Rogers & Wells when she left the firm in 1993 after 10 years of practice there. She has served since 1990 as a Trustee of the Calvert Social Investment Fund, which made an investment in the Corporation. Since June 1993, Ms. Jones has acted as a personal manager to musicians. She is a Trustee of her alma mater, Sarah Lawrence College (B.A. 1971), as well as several funds and societies.

(5) Mr. Cone, a Director of the Corporation since 1994, has been a Professor of Biophysics and Biology at The Johns Hopkins University since 1973. Dr. Cone trained in Physics at the Massachusetts Institute of Technology and at the University of Chicago (Ph.D. 1963). In 1979 he jointly received the Cole Award from the Biophysical Society for discovering the fluid-like nature of cell membranes. Since 1979 he has been pursuing research to develop improved methods for protecting against STDs and unwanted pregnancy. He is an expert on the protective properties of mucus secretions and the mechanisms by which antibodies protect mucus epithelia against pathogens. He is Managing Director of ReProtect, LLC ("ReProtect"), a research and development company he co-founded in 1993 with Thomas R. Moench and Kevin J. Whaley to develop products that protect reproductive health.

(6) Mr. Nussbaum, a Director of the Corporation since 1996, has been a partner of the law firm of Shereff, Friedman, Hoffman & Goodman, LLP since 1976. The Corporation has retained Shereff, Friedman, Hoffman & Goodman, LLP in the past and during the fiscal year. See "Certain Transactions."

(7) Ms. Zesiger, a Director of the Corporation since 1993, is a Managing Director in charge of operations for Zesiger Capital Group LLC, a New York City money management firm. She worked as a security analyst for the Madison Fund from 1968 to 1970 and in the private practice of law from 1974 to 1984, having received her J.D. degree from the Stanford University Law School. Having formerly served on a number of non-profit cultural boards, she currently serves as the Vice Chair of the Asphalt Green, Inc., an innovative non-profit sports and fitness center in New York City with programs that promote self-improvement, personal achievement, and lifetime health. Ms. Zesiger is also a private investor in the Corporation.

                             MEETINGS OF THE BOARD

    During the fiscal year ended June 30, 1996, three meetings of the Board of Directors were held. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which he or she served.

    The Board of Directors has an audit committee consisting of Ms. Jones, Mr. Peebler and Ms. Zesiger. The Audit Committee is responsible for selecting (or, at the election of the Audit Committee, recommending to the Board) the independent auditors of the Corporation, evaluating the independent auditors, reviewing the scope of the annual audit with management and the independent auditors, consulting with management and the independent auditors as to the systems of internal accounting controls and reviewing the non-audit services performed by the independent auditors. This committee held one meeting during the Corporation's last fiscal year.

    The Board of Directors also has a compensation committee consisting of Messrs. Nussbaum and Peebler, and Ms. Zesiger. The Compensation Committee is responsible for approving (or, at the election of the Compensation Committee, recommending to the Board) compensation arrangements for officers and directors of the Corporation, reviewing benefit plans and administering the 1990 Stock Option Plan. This committee held no formal meetings during the Corporation's last fiscal year, but met informally on a number of occasions and took action by unanimous written consent numerous times.

    The Board of Directors has no standing nominating committee.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information as of December 2, 1996 (except as otherwise noted) with respect to the beneficial ownership of the Common Stock by (i) each person known by the Corporation to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Corporation, (iii) each named officer of the Corporation listed in the Summary Compensation Table, and (iv) all officers and directors of the Corporation as a group. Unless otherwise noted, the Corporation believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Unless otherwise noted, the mailing address of each person listed in the following chart is Ultrafem's executive offices.

                        COMMON STOCK BENEFICIALLY OWNED

                                                                               BENEFICIAL
                                                                              OWNERSHIP(1)
                                                                          ---------------------
NAME                                                                        NUMBER     PERCENT
------------------------------------------------------------------------  ----------  ---------
Audrey Contente (2)(3)(4)...............................................     595,000       7.5%
Barrie R. Zesiger (3)(5)................................................   1,001,808      12.0%
Richard A. Cone (3)(6)..................................................      20,000          *
Joy Vida Jones (3)(7)...................................................       7,500          *
Martin Nussbaum (3)(8)..................................................      10,925          *
Charles D. Peebler, Jr. (3).............................................      14,750          *
John W. Andersen (2)(3)(9)..............................................     347,167       4.2%
Dori M. Reap (2)(10)....................................................      90,000       1.1%
Tonya G. Hinch (2)(11)..................................................      40,000          *
Albert L. Zesiger (12)..................................................   1,001,808      12.0%
Mellon Bank Corporation (13)............................................     840,000      10.7%
Directors and executive officers as a group
  (consists of 10 persons) (5)..........................................   2,091,400      24.1%

------------------------

*   Less than 1%

(1) Each beneficial owner's percentage ownership is determined by assuming that convertible securities, options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of December 2, 1996 have been exercised.

(2) Officer.

(3) Director.

(4) Ms. Contente has granted an option to each of Jeffrey Simon and Frank Cole to purchase 106,250 shares of Common Stock, and an option to Arthur Appleman to purchase 12,500 shares of Common Stock, each such option at an exercise price of $2.00 per share ("Optioned Shares") and with an expiration date of December 1, 1998. The Optioned Shares are subject to a voting trust, to be voted by a majority of Ms. Contente, Ms. Zesiger and Mr. Andersen, as voting trustees. The voting trust will terminate on the earliest of (i) the transfer of the Optioned Shares to Messrs. Cole, Simon and Appleman, (ii) August 22, 1997, or (iii) upon the breach of certain representations contained in the agreement.

(5) Includes 505,162 shares of Common Stock and 390,200 shares of Common Stock issuable upon the exercise or conversion of convertible securities of the Corporation, both of which are held in accounts managed by Zesiger Capital Group LLC, an investment advisor, for which Albert L. Zesiger, Ms. Zesiger's husband, is a Managing Director. Ms. Zesiger disclaims beneficial ownership of such shares. Also includes 40,000 shares of Common Stock and 12,500 shares of Common Stock issuable upon the exercise or conversion of convertible securities of the Corporation which are owned by Mr. Zesiger; Ms. Zesiger disclaims beneficial ownership of such shares. See also footnote 12. Includes 16,238 shares which are issuable upon the exercise of an outstanding option and warrant which are exercisable within 60 days of December 2, 1996. Does not include the Optioned Shares which are subject to a voting trust of which Ms. Zesiger is a voting trustee. See footnote 4.

(6) Does not include 400,000 shares of Common Stock issuable upon exercise of options granted to ReProtect.

(7) Includes options to purchase 7,500 shares of Common Stock which are exercisable within 60 days of December 2 , 1996; however, exercise of Ms. Jones' options is subject to certain restrictions. Does not include 150,000 shares of Common Stock beneficially owned by the Calvert Social Investment Fund, of which Ms. Jones is a trustee. Ms. Jones disclaims beneficial ownership of such shares of Common Stock, except to the extent of her beneficial ownership in the Calvert Social Investment Fund.

(8) Includes option to purchase 5,000 shares of Common Stock and warrants to purchase 3,940 shares of Common Stock which are exercisable within 60 days of December 2, 1996. See "Certain Transactions."

(9) Includes options to purchase 344,917 shares of Common Stock and warrants to purchase 375 shares of Common Stock which are exercisable within 60 days of December 2, 1996 and 1,875 shares of Common Stock. Does not include additional options to purchase 229,945 shares of Common Stock upon the attainment of certain milestones. Does not include the Optioned Shares which are subject to a voting trust of which Mr. Andersen is a voting trustee. See footnote 4.

(10) Includes options to purchase 90,000 shares of Common Stock which are exercisable within 60 days of December 2, 1996.

(11) Includes option to purchase 40,000 shares of Common Stock which is exercisable within 60 days of December 2, 1996.

(12) Includes 505,162 shares of Common Stock and 390,200 shares of Common Stock issuable upon the exercise or conversion of convertible securities of the Corporation which are held in accounts managed for certain parties through Zesiger Capital Group LLC, an investment advisor, for which Mr. Zesiger is a Managing Director. Mr. Zesiger has dispositive power with respect to such shares but disclaims beneficial ownership of such shares. Also includes 37,708 shares of Common Stock and 16,238 shares of Common Stock issuable upon the exercise or conversion of convertible securities of the Corporation which are owned by Barrie Zesiger, Mr. Zesiger's wife; Mr. Zesiger disclaims beneficial ownership of such shares. See footnote 5. Includes 12,500 shares which are issuable upon the exercise of an outstanding warrant which is exercisable within 60 days of December 2, 1996. Mr. Zesiger's address is Zesiger Capital Group LLC, 320 Park Avenue, New York, New York 10022.

(13) The Mellon Bank Corporation, located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, owns such shares of Common Stock through its subsidiaries, Mellon Bank, N.A. and The Dreyfus Corporation. Information based on Schedule 13G filed by the Mellon Bank Corporation and its subsidiaries with the Securities and Exchange Commission on September 11, 1996.

                     EXECUTIVE OFFICERS OF THE CORPORATION

    The following table sets forth the names, ages and all positions and offices with the Corporation held by the Corporation's present executive officers. Unless otherwise indicated below, each person has held the office indicated for more than five years:

NAME                                      AGE                                    POSITION
------------------------------------      ---      ---------------------------------------------------------------------
John W. Andersen....................          60   President; Chief Executive Officer; Director and Chairman of the
                                                   Board of Directors
Audrey Contente.....................          53   Executive Vice President and Founder; Director
Dori M. Reap........................          45   Senior Vice President of Finance and Administration; Chief
                                                   Financial Officer and Secretary (1)
Tonya G. Hinch......................          34   Senior Vice President, Marketing and Sales (2)
Gary Nordmann.......................          54   Vice President, Operations (3)
Wendell Guthrie.....................          46   Director of Manufacturing (4)

------------------------

(1) Ms. Reap has been the Senior Vice President of Finance and Administration and Chief Financial Officer of the Corporation since August 1, 1995. She became Secretary of the Corporation in June 1996. She has been in senior financial positions over the past 18 years in major consumer products companies and has significant experience in finance, business planning and analysis, restructuring and information systems. Ms. Reap was Chief Financial Officer of The Franklin Mint in 1994. For the period of 1990 to 1993, Ms. Reap was Vice President and Chief Financial Officer of Johanna Dairies, a subsidiary of John Labatt Limited, with annual sales of approximately $1 billion. From 1978 to 1989, Ms. Reap worked for Frito Lay, Inc., a subsidiary of PepsiCo, Inc., in successively senior positions and as Finance Director from 1985 to 1989.

(2) Ms. Hinch joined the Corporation in November 1995 as the Senior Vice President, Marketing and Sales of the Corporation. She has ten years of experience marketing women's personal care and broad-based consumer products. Ms. Hinch worked at Neutrogena from 1991 to 1995, last serving as General Manager of Neutrogena Haircare. From 1987 to 1991, Ms. Hinch worked at Clairol, specializing in new product development and last serving as Senior Marketing Manager in New Products. From 1985 to 1987, Ms. Hinch was employed at Procter & Gamble, last serving as an Assistant Brand Manager.

(3) Mr. Nordmann joined the Corporation full-time in April 1996 as the Vice President, Operations. He also served as a consultant to the Corporation from May 1994 to March 1996. He has had over 20 years experience in senior management positions in consumer product companies with manufacturing operations. Mr. Nordmann worked at Johanna Dairies, a subsidiary of John Labatt Limited, from 1991 to 1994 as Vice President, Finance and Administration, and at Whitbread North America, Inc., a subsidiary of Whitbread PLC, as Executive Vice President, Finance and Administration from 1983 to 1990. Mr. Nordmann worked for Marriott Corporation, Inc., from 1981 to 1983, Mattel, Inc. from 1977 to 1981, PepsiCo from 1972 to 1977, and S.C. Johnson & Son, Inc. from 1970 to 1972.

(4) Mr. Guthrie has been the Director of Manufacturing since March 1996 and prior to that served as Vice President of Manufacturing for the Corporation since July 1991. He has over 20 years of experience in all phases of manufacturing and quality assurance with medical products, from design through manufacturing engineering. From 1968 to 1991, he worked for American Dental Manufacturing Company ("ADM"), an FDA registered manufacturer and distributor of dental instruments and related products, as Quality Assurance Manager and later as Vice President and Chief Operating Officer. During that time he also developed the products for, and served as Vice President and Chief Executive Officer of, two subsidiaries of ADM, Omnitech and DMD, manufacturers and distributors of chemical disinfectants and direct mail professional dental products.

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash compensation paid by the Corporation, as well as certain other compensation paid or accrued for the fiscal years ended June 30, 1996 and 1995 to the Corporation's President and Chief Executive Officer and the four other most highly compensated executive officers of the Corporation whose annual compensation exceeds $100,000 (collectively, the "Named Executives"). See also "Employment Agreements and Certain Agreements with Management."

                           SUMMARY COMPENSATION TABLE

                                                                         ANNUAL COMPENSATION
                                                    --------------------------------------------------------------
                                                                                           LONG-TERM COMPENSATION
                                                                                                   AWARDS
                                                                                           -----------------------
                                                                            OTHER ANNUAL    SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION                           SALARY      BONUS     COMPENSATION         OPTIONS (#)
---------------------------------------             ----------  ----------  -------------  -----------------------
John W. Andersen.......................       1996  $  250,000  $  195,000(1)   $  56,627(2)           --
  President and Chief Executive               1995  $   20,833      --           --                 574,862
  Officer, Chairman of the Board
Audrey Contente........................       1996  $  570,164(3)     --         --                  --
  Executive Vice President,                   1995  $   74,286      --           --                  --
  Founder and Director
Dori M. Reap...........................       1996  $  150,000  $   75,000    $  25,401(4)          150,000
  Senior Vice President, Finance              1995      --          --           --                  --
  and Administration, Chief
  Financial Officer and Secretary
Tonya G. Hinch.........................       1996  $   97,917  $   30,000    $  28,997(5)          100,000
  Senior Vice President,                      1995      --          --           --                  --
  Marketing and Sales
Gary Nordmann..........................       1996  $   32,308      --        $  37,775(6)           30,000
  Vice President, Operations                  1995      --          --        $  33,897(6)           --

------------------------

(1) Mr. Andersen became entitled to a signing bonus of $195,000 upon the execution of his employment agreement in July 1994. A portion of the signing bonus was paid out of the proceeds of the Corporation's initial public offering of Common Stock (the "IPO") which occurred in February 1996. See "Employment Agreements and Certain Agreements with Management."

(2) Includes payment of $24,818 premium on a universal life insurance policy.

(3) Includes Ms. Contente's base salary for fiscal year 1996 of $175,000 and $395,164 of accrued salary for fiscal years 1992, 1993 and 1994, a portion of which was paid out of the proceeds of the IPO.

(4) Includes relocation allowance of $20,580.

(5) Includes relocation allowance of $28,791.

(6) Consists of consulting fees paid to Mr. Nordmann, who served as a consultant to the Corporation prior to becoming the Vice President, Operations in March 1996.

STOCK OPTION PLAN

    In October 1990, the Board of Directors approved a stock option plan (the "1990 Stock Option Plan"), which was subsequently approved by the stockholders of the Corporation. The 1990 Stock Option Plan authorized the grant of options for up to 250,000 shares of Common Stock to employees, officers, directors, consultants and advisors. In May 1993, the Board of Directors approved the number of shares authorized to be granted under the 1990 Stock Option Plan to increase to 900,000 which was subsequently approved by the stockholders of the Corporation. The 1990 Stock Option Plan is designed to provide an incentive to the officers and certain other key employees of and consultants to the Corporation by making available to them an opportunity to acquire a proprietary interest in the Corporation or to increase their proprietary interest in the Corporation.

    In the past, the Board of Directors has delegated the authority to administer the 1990 Stock Option Plan to the Compensation Committee. The Compensation Committee had the full power and authority, subject to the provisions of the 1990 Stock Option Plan, to designate participants, grant options and determine the terms of all options, and the right to make adjustments with respect to options granted under the 1990 Stock Option Plan in order to prevent dilution of the rights of any holder. Members of the Compensation Committee are not eligible to receive options under the 1990 Stock Plan. In the future, it is anticipated that the entire Board of Directors will administer the 1990 Stock Option Plan, and exercise such powers and authority, with respect to most grants of options thereunder.

    The terms of specific options are determined by the Compensation Committee. Options granted may be non-qualified or incentive stock options. The exercise price per share for a non-qualified option is subject to the determination of the Compensation Committee. Incentive stock options may not be granted at less than 100% of the fair market value at the date of grant. Each option will be exercisable after the period or periods specified in the option agreement.

    The 1990 Stock Option Plan meets the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which exempts the acquisition of certain options under the 1990 Stock Option Plan from the operation of Section 16(b) under the Exchange Act.

    Upon the exercise of an option, the option holder shall pay to the Corporation the exercise price plus the amount of the required Federal and state withholding taxes, if any. Options may be exercised and the withholding obligation may be paid for with cash or shares of Common Stock. Shares surrendered on exercise will be valued at the market price for the Common Stock, generally based on average closing prices of the Common Stock over a 30-day period prior to exercise, less the option exercise price. The period after termination of employment during which an option may be exercised is as determined by the Compensation Committee.

OPTIONS GRANTED IN LAST FISCAL YEAR

    The following table sets forth each grant of stock options made during the year ended June 30, 1996 to each of the executives named in the Summary Compensation Table who received options during such year:

                                                                                                   POTENTIAL REALIZABLE
                                                                                                         VALUE AT
                                               PERCENTAGE OF                                     ASSUMED ANNUAL RATES OF
                                               TOTAL OPTIONS                                     STOCK PRICE APPRECIATION
                                                GRANTED TO    EXERCISE OR                            FOR OPTION TERM
                                     OPTIONS   EMPLOYEES IN   BASE PRICE                         ------------------------
NAME                                 GRANTED    FISCAL YEAR    ($/SHARE)     EXPIRATION DATE         5%          10%
----------------------------------  ---------  -------------  -----------  --------------------  ----------  ------------
Dori M. Reap......................     50,000        17.5%     $    6.00   August 1, 2005        $  188,500  $    478,000
                                      100,000        35.1%          8.00   August 1, 2005        $  503,000    $1,275,000
Tonya G. Hinch....................    100,000        35.1%          8.00   November 6, 2005      $  503,000  $  1,275,000
Gary Nordmann.....................     30,000        10.5%         10.50   March 8, 2006         $  198,000  $    502,500

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

                                                                                NUMBER OF SECURITIES
                                                                                     UNDERLYING
                                                                                     UNEXERCISED        VALUE OF UNEXERCISED
                                                 SHARES                              OPTIONS AT         IN-THE-MONEY OPTIONS
                                                ACQUIRED            VALUE        FISCAL YEAR END(#)    AT FISCAL YEAR END($)
                                               ON EXERCISE        REALIZED          EXERCISABLE/            EXERCISABLE/
NAME                                               (#)               ($)            UNEXERCISABLE          UNEXERCISABLE
------------------------------------------  -----------------  ---------------  ---------------------  ----------------------
John W. Andersen..........................              0                 0        344,917/229,945      $5,311,722/3,541,153
Audrey Contente...........................              0                 0         60,000/15,000         $705,000/176,250
Dori M. Reap..............................              0                 0         60,000/90,000        $745,000/1,117,500
Tonya Hinch...............................              0                 0         20,000/80,000         $235,000/940,000
Gary Nordmann.............................              0                 0           0/30,000               $0/323,750

COMPENSATION OF DIRECTORS

    The Directors of the Corporation receive no cash compensation for serving on the Board of Directors. However, non-employee directors of the Corporation receive stock options under the Ultrafem, Inc. 1995 Stock Option Plan for Non-Employee Directors (the "1995 Stock Option Plan"). The 1995 Stock Option Plan, which was approved by the Corporation's stockholders, provides that upon becoming a director (and persons who were non-employee directors on the date of adoption of the 1995 Stock Option Plan, upon the adoption date) receive a one-time grant of a ten-year option to purchase 15,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date immediately preceding the date of grant. Of the aggregate number of shares issuable under such option, 5,000 shares vest immediately and the remaining 10,000 shares vest in equal installments of 2,500 shares on each of the first four anniversaries of the date of grant, provided that the holder is then still serving as a director of the Corporation. The holder of such an option may exercise the option with respect to the vested portion of the option, in accordance with its terms, for a period of one year after ceasing to be a member of the Board of Directors due to death or permanent disability. There are an aggregate of 250,000 shares reserved for issuance under the 1995 Stock Option Plan.

EMPLOYMENT AGREEMENTS AND CERTAIN AGREEMENTS WITH MANAGEMENT

    Mr. Andersen is the Chairman of the Board, Chief Executive Officer and President of the Corporation. Mr. Andersen entered into a five year employment agreement with the Corporation, dated July 29, 1994, which, as amended, provides for a base salary of $250,000 per annum. The base salary increases to $350,000 upon the earlier to occur of (i) the formation of a strategic alliance or (ii) the introduction of INSTEAD-TM- to at least five percent of the United States or European market. His base salary will increase to $500,000 when the later of such conditions is achieved. A "strategic alliance" is defined as the formation of an alliance with one or more multinational pharmaceutical and/or consumer product companies to facilitate developing and marketing the Corporation's product line. Mr. Andersen will receive royalties of $.005 for each unit of INSTEAD-TM- sold and $.01 for each unit of product based on the SoftCup Technology sold for medical purposes. Upon the execution of his employment agreement, Mr. Andersen received an option exercisable to purchase 10% of the number of shares of Common Stock outstanding on a fully-diluted basis (as defined) immediately before the IPO at an aggregate exercise price of $2.5 million. Such option is exercisable with respect to 20% of the shares subject thereto upon the date of grant (subject to forfeiture in limited cases) and the balance of the option vesting in equal installments upon the Corporation's attainment of each of the following goals: (w) raising development financing of approximately $5-$10 million, (x) closing of an initial public offering, (y) distributing INSTEAD-TM- to the public in one half or more of the United States or Europe and (z) achieving annual revenues of $100 million; provided, however, that in any event the full amount shall vest upon the following: termination of the agreement by the Corporation for reasons other than for cause; change of control; termination by Mr. Andersen for good reason; or six months prior to the expiration of the agreement. Upon the execution of the agreement Mr. Andersen became entitled to a signing bonus of $195,000, a portion of which was paid out of the proceeds of the IPO.

    Ms. Contente is the Executive Vice President and Founder of the Corporation, as well as a Director of the Corporation. Ms. Contente entered into a five year employment agreement with the Corporation, dated July 1, 1996, which provides for a base salary of $230,000 per annum. This base salary increases to $300,000 upon the earlier to occur of (i) the formation of a strategic alliance or (ii) the introduction of INSTEAD-TM- to at least five percent of the United States or European market. Her base salary will increase to $350,000 when the later of such conditions is achieved. A "strategic alliance" is defined as the formation of an alliance with one or more multinational pharmaceutical and/or consumer product companies to facilitate developing and marketing the Corporation's product line. Ms. Contente will receive royalties of $.005 for each unit of product based on the SoftCup Technology sold. Under the employment agreement, Ms. Contente is entitled to medical, life and disability insurance coverage. In mid-1990, as part of the organization of the Corporation, Ms. Contente received 526,250 shares of Common Stock in exchange for assigning to the Corporation all pending patent applications, trademarks, copyrights, technology and similar rights associated with products relating to or evolving from the patent application filed by Ms. Contente and relating to the SoftCup Technology. In mid-1992, Ms. Contente received options to purchase 75,000 shares of Common Stock, which vests over a five-year period at an exercise price of $8.00 per share; such option will vest immediately upon a change of control of the Corporation (as defined therein). Upon the execution of the agreement Ms. Contente became entitled to a signing bonus of $75,000. In connection with the execution of her employment agreement, Ms. Contente entered into a Name, Likeness, and Voice Release and Agreement (the "Release"). The Release provides that Ms. Contente will serve as a spokesperson for INSTEAD-TM- in both television and print/media campaigns for which Ms. Contente will receive $12,500 for the television campaign, $12,500 for the print/media campaign. Ms. Contente is entitled to receive an additional $12,500 for the television campaign and $12,500 for the print/media campaign if such campaign is actively used by the Corporation to support the rollout of INSTEAD-TM- into certain additional geographic areas. If the Corporation decides to produce a new television campaign or print/media campaign using Ms. Contente as spokesperson then Ms. Contente will receive an additional $25,000. After the employment agreement is terminated, Ms. Contente will no longer be required to provide further services under the Release; however, the Corporation will have the ability to use her name and likeness in the campaigns for up to a year after termination, and in connection with INSTEAD-TM- in perpetuity.

    Ms. Reap is Senior Vice President of Finance and Administration and Chief Financial Officer of the Corporation. Ms. Reap entered into a five year employment agreement dated August 1, 1995, which provides for a base salary of $150,000 per annum. This base salary increases to $175,000 upon the earlier to occur of (i) the formation of a strategic alliance or (ii) the introduction of INSTEAD-TM- to at least five percent of the United States or European market. Her base salary will increase to $200,000 when the later of such conditions is achieved. A "strategic alliance" is defined as the formation of an alliance with one or more multinational pharmaceutical and/or consumer product companies to facilitate developing and marketing the Corporation's product line. Ms. Reap received options to purchase 150,000 shares of the Common Stock (100,000 at an exercise price of $8.00 per share and 50,000 at an exercise price of $6.00 per share). Such options are exercisable with respect to 20% of the shares subject thereto upon the date of grant; 20% upon the closing of the IPO; 20% upon the first to occur of (a) consummation of a strategic alliance with proceeds to Ultrafem exceeding $8 million or (b) completion by Ultrafem of a second public offering with proceeds to the Corporation exceeding $20 million; 20% at such time as Ultrafem's product becomes available for sale to the general public in one-half or more of the United States or European market, measured demographically; and 20% upon the realization of the Corporation of EBITDA (as defined) equal to or in excess of $20 million in any fiscal period of 12 months. Such options will vest regardless of the achievement of such milestones no later than six months prior to the expiration of the term of her employment agreement. In addition, such options will vest immediately upon a change of control of the Corporation (as defined therein). Upon the execution of her agreement Ms. Reap was entitled to a signing bonus of $75,000, a portion of which was paid out of the proceeds of the IPO.

    Ms. Hinch is Senior Vice President, Marketing and Sales of the Corporation. Ms. Hinch entered into a five year employment agreement dated November 6, 1995, which provides for a base salary of $150,000 per annum. This base salary increases to $175,000 upon the earlier to occur of (i) the formation of a strategic alliance or (ii) the introduction of INSTEAD-TM- to at least five percent of the United States or European market. Her base salary will increase to $200,000 when the later of such conditions is achieved. A "strategic alliance" is defined as the formation of an alliance with one or more multinational pharmaceutical and/or consumer product companies to facilitate developing and marketing the Corporation's product line. Ms. Hinch received an option to purchase 100,000 shares of the Common Stock at an exercise price of $8.00 per share. Such option is exercisable with respect to 20% of the shares subject thereto upon the execution of her employment agreement; 20% upon the successful introduction of INSTEAD-TM- into a minimum of 5% of the United States or European market to be measured by the revenue and distribution targets set forth in the option; 20% upon the consummation of a strategic alliance with proceeds to Ultrafem exceeding $8 million; 20% at such time as Ultrafem's product becomes available for sale to the general public in one-half or more of the United States or European market, measured demographically; and 20% upon the realization of Ultrafem of EBITDA (as defined) equal to or in excess of $20 million in any fiscal period of 12 months. Such option will vest regardless of the achievement of such milestones no later than six months prior to the expiration of the term of her employment agreement. In addition, such option will vest immediately upon a change of control of the Corporation (as defined therein). Upon the execution of her agreement Ms. Hinch was entitled to a signing bonus of $30,000, a portion of which was paid out of the proceeds of the IPO.

    Mr. Nordmann is Vice President, Operations of the Corporation. Mr. Nordmann entered into a three year employment agreement dated April 1, 1996, which provides for a base salary of $140,000 per annum. Mr. Nordmann received an option to purchase 30,000 shares of the Common Stock at an exercise price of $10.50 per share. Such option is exercisable with respect to 33 1/3% of the shares upon the shipment, on or prior to August 4, 1996, of a quantity of INSTEAD-TM- into designated markets; 33 1/3% upon the successful completion of the building-out Ultrafem's Missoula plant to "full capacity"; and 33 1/3% of the shares upon the successful development of the following strategic plans (x) a Master Plan for completing distribution for the balance of the United States,
(y) a Master Plan for Medical Products, and (z) a Master Plan for International Strategic Alliances. Such option will vest regardless of the achievement of such milestones no later than six months prior to the expiration of the term of his employment agreement. In addition, such option may vest immediately at the discretion of the Board of Directors upon a change of control of the Corporation (as defined therein).

    Each of the employment agreements listed above (i) contains certain non-competition provisions, (ii) provides that the executive may participate in incentive bonus plans which may be adopted in the future by the Corporation, once the Corporation has begun selling its products to the general public, and
(iii) with respect to Ms. Reap, Ms. Hinch and Mr. Nordmann, provides for the reimbursement of certain relocation expenses. The employment agreement for each of Mr. Andersen, Ms. Contente, Ms. Reap, Ms. Hinch and Mr. Nordmann provides that if the agreement is terminated by the Corporation (which in the case of Mr. Andersen would include a failure on its part to renew the agreement at the end of its term) without "Due Cause" (as defined) or by the executive (other than Mr. Nordmann) for Good Reason (as defined) or during the first year following a Change of Control (as defined), the agreement provides for severance payments equal to the annual salary in effect at the time of termination payable monthly for a period of twenty-four months with respect to Mr. Andersen and Ms. Contente, twelve months with respect to Ms. Reap and Ms. Hinch, and six months with respect to Mr. Nordmann, or in a lump sum, and in certain cases, fringe and other benefits. Ms. Contente's employment agreement also provides for severance payments equal to the base salary in effect at the time of termination for a six month period upon the non-renewal of her employment agreement.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Compensation Committee") establishes and reviews the Corporation's arrangements and programs for compensating executive officers, including the Named Executives. The Compensation Committee is composed entirely of directors who are neither officers nor employees of the Corporation. The Compensation Committee has been advised by outside legal counsel in formulating its overall philosophy and objectives regarding executive compensation and in structuring the Chief Executive Officer's compensation package.

    PHILOSOPHY AND POLICY

    The Compensation Committee is committed to attracting and retaining highly experienced, competent and qualified management willing to make a significant portion of their compensation dependent on meeting the Corporation's objectives. In order to attract this caliber of management the Compensation Committee has had to structure compensation arrangements competitive with those being offered by large, long-established and well-financed companies many of which have substantially greater resources than the Corporation. Indeed, many of the Corporation's competitors are large companies with substantially greater resources than the Corporation. The Corporation was classified as a "development stage company" until September 30, 1996, and has only recently begun generating revenue. In addition, prior to the IPO the Corporation was significantly under-capitalized.

    Accordingly, the Compensation Committee structures compensation arrangements which include incentives which provide rewards if the Corporation achieves sound financial footing and successfully executes its business plan. The Compensation Committee believes that the Corporation's most immediate objective is to maximize the distribution and sale of the Corporations first commercial product, INSTEAD-TM-. Many of the employment agreements with the Named Executives provide for increases in base salary upon achieving objectives set forth in the Corporation's business plan. The incentives included in the employment agreements are primarily geared to volume of sales and growth of the Corporation, rather than earnings, due to the early stage of development of the Corporation. For example, an increase in base salary for four of the five Named Executives was conditioned upon the introduction of INSTEAD-TM- into at least five percent of the United States or European market, a goal which was an important step in the execution of the Corporation's business plan. See "Employment Agreements and Certain Agreements with Management." From time to time the Compensation Committee reviews the goals which are included in the Corporation's employment agreements, with a view toward maintaining incentives which are consistent with the Corporation's objectives.

    The Compensation Committee also uses stock options to attract and retain highly confident, competent and entrepenurial management who are willing to make a significant portion of their compensation contingent on the Corporation's performance. The vesting of a portion of the stock options granted to several of the Named Executives depend on achieving milestones, determined by the Compensation Committee. These milestones are set with a view towards rewarding the executives for the successful implementation of the Corporation's business plan. In addition, the milestones are designed to create a unity of common goals among different branches of the Corporation's management team, and foster cooperation among the senior management of the Corporation. See "Employment Agreements and Certain Agreements with Management" for a detailed review of the options granted to the Named Executives. Finally, the Compensation Committee believes that the granting of stock options aligns management's interests with those of the stockholders of the Corporation.

    Each of the Corporation's employment agreements with the Named Executives provides that the executive may participate in incentive bonus plans which may be adopted by the Corporation once it has begun selling its products to the general public. While the Corporation began selling INSTEAD-TM- in the Fall of 1996, the Compensation Committee has not yet determined any bonuses with respect to fiscal year

1996, nor have they formulated an incentive bonus plan. The Compensation Committee is in the process of formulating a bonus plan, with the assistance of professional compensation consultants.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. Andersen's compensation for fiscal year 1996 was determined by an employment agreement entered into in July 1994. The overall compensation included in the agreement was determined in an arms-length transaction between Mr. Andersen, who was not previously affiliated with the Corporation, and the then existing Executive Committee of the Board of Directors. In 1995, as a condition to raising private financing before the IPO, Mr. Andersen's employment agreement was amended to increase the proportion of his compensation that was incentive in nature and based upon the Corporation's success. The amendment to Mr. Andersen's employment agreement deferred the payment of a portion of his base salary until the IPO, prescribed additional conditions precedent required for increases in his base salary, and provided for certain royalty payments. The employment agreement includes increases in base salary which are tied to the achievement of certain objectives of the Corporation. Similarly, the milestones for the vesting of a portion of the options granted to Mr. Andersen are tied to the achievement of objectives of the Corporation. See "Employment Agreements and Certain Agreements with Management" for a detailed discussion of Mr. Andersen's compensations arrangement.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Code generally limits the annual tax deduction for compensation paid to the Corporation's Chief Executive Officer and certain other highly compensated employees to $1,000,000 per year. Regulations promulgated under Section 162(m) provide transitional relief for companies, such as the Corporation, that become public. Under this rule, the deduction limitation of
Section 162(m) does not apply to any remuneration paid pursuant to a plan or agreement that existed during the period in which the corporation was not publicly held, provided that the prospectus accompanying the initial public offering disclosed information concerning those plans or agreements that satisfied all applicable securities laws then in effect. The transitional rule may be relied upon until the earliest of (1) the expiration of the plan or agreement; (2) the material modification of the plan or agreement; (3) the issuance of all employer stock or other compensation that has been allocated under the plan; or (4) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs (the "Reliance Period"). The regulations clarify that any stock options (or other stock-based compensation) granted prior to the expiration of the Reliance Period will be exempt from the deduction limitation regardless of when the award is exercised or vests. Thus, compensation payable pursuant to Mr. Andersen's employment agreement will qualify for this exemption until the end of the Reliance Period, as will options granted to Mr. Anderson pursuant to his employment agreement. Additionally, options granted pursuant to the Corporation's 1990 Stock Option Plan during the Reliance Period also will qualify for this exception. The Compensation Committee does not believe that the compensation paid to the Corporation's executives which do not fall into this transitional rule will exceed the deduction limitation of Code Section 162(m).

                             COMPENSATION COMMITTEE

                            CHARLES D. PEEBLER, JR.
                                MARTIN NUSSBAUM
                               BARRIE R. ZESIGER

    The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, except to the extent that the Corporation specifically incorporated this information by reference and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Peebler is the President and Chief Executive Officer BJK&E, a marketing communications company, of which the Corporation has retained certain affiliates in the past and during the current fiscal year. Mr. Nussbaum is a partner of the law firm of Shereff, Friedman, Hoffman & Goodman, LLP which the Corporation has retained in the past and during the current fiscal year. See "Certain Transactions."

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on Common Stock with the cumulative total return of the Nasdaq US Stock Market and the Russell 2000 Health Care Index for the period commencing February 22, 1996, the first day of trading of the Common Stock after the IPO, and ending June 30, 1996. The graph assumes that the value of the investment in Common Stock was $100 on February 22, 1996 and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           ULTRAFEM, INC.    NASDAQ US       RUSSELL 2000
                            Stock Market   Health Care Index
2/22/96           $100.00        $100.00             $100.00
6/30/96           $164.58        $106.83              $98.74

                              CERTAIN TRANSACTIONS

    Effective October 1, 1990, the Corporation entered into a Termination Benefits Agreement (the "Termination Benefits Agreement") with Ms. Contente. Both the Termination Benefits Agreement and Ms. Contente's employment agreement provide for payment of various severance and other benefits if Ms. Contente's employment is terminated. Ms. Contente is also entitled to an immediate vesting of stock options for 75,000 shares of Common Stock if her employment is terminated by reason of a change in control of the Corporation resulting from certain stockholder derivative litigation.

    The Corporation also entered into various indemnity agreements with Ms. Contente, dated as of October 1, 1990 as amended on April 23, 1992, and indemnity agreements with certain former officers and directors. The indemnity agreements provide Ms. Contente and these former officers and directors with certain indemnities for claims against the Corporation and Ms. Contente and the former officers and directors, respectively.

    On March 2, 1992, Albert L. Zesiger and John S. Stafford, stockholders of the Corporation, filed a derivative action against the Corporation, Ms. Contente and a former director seeking damages and injunctive relief. On June 5, 1993, the court approved a settlement agreement dated May 19, 1993 (the "Settlement Agreement"), under which the defendants admitted no wrongdoing. The Settlement Agreement provides, among other things, for the appointment of, in the alternative, a seven or nine member Board, appointment of a new Chairman and Chief Executive Officer, establishment of an Audit/Finance Committee of the Board, issuance of warrants to purchase an aggregate of 25,000 shares of Common Stock to the plaintiffs at an exercise price of $8.00 per share, and release of all related claims. The Settlement Agreement provides that the limitations on the composition and size of the Board of Directors last until the Corporation's 1995 Annual Meeting of Stockholders. As part of the Settlement Agreement, Ms. Contente resigned as Chief Executive Officer and Chairman of the Board and agreed, for a two-year period commencing the date of the Settlement Agreement, not to serve in such capacities or be responsible for overseeing the Corporation's daily management or operation.

    In December 1993, January 1994 and September 1994, the Corporation issued promissory notes aggregating $476,679 to certain former officers for accrued but unpaid salaries. The notes are for terms of two to three years and bear interest at 6% and 10% per annum. Certain of these notes in the principal amount of $255,646 were repaid in February 1996 upon completion of the IPO. In January 1995, the Corporation issued two promissory notes to Audrey Contente, each with a principal amount of $156,771.56 and a maturity date of September 30, 1996. Both notes were repaid upon the consummation of the IPO.

    Charles D. Peebler, Jr., a member of the Board of Directors of the Corporation, is the President and Chief Executive Officer, as well as a Director, of BJK&E, a worldwide marketing and communications company. The Corporation has retained Bozell Worldwide, Inc. ("Bozell"), a wholly-owned subsidiary of BJK&E, to assist in marketing, advertising creative work and media planning for the Corporation. In March 1996, the Corporation issued a five year warrant to purchase 50,000 shares of Common Stock to Bozell. The warrant has an exercise price of $10.00 per share and was issued in consideration of certain services provided in connection with the launch of INSTEAD-TM-.

    The Corporation had retained Bozell Sawyer Miller ("BSM"), a communications management concern and a wholly-owned subsidiary of Bozell, to act as a consultant for the Corporation's corporate communications and financial public relations work, for which the Corporation has paid hourly fees and out-of-pocket expenses; BSM is currently acting as a consultant with respect to certain public relations matters. KRC Research and Consulting, a division of BSM, has performed consumer research on INSTEAD-TM-. The Corporation believes that transactions entered into with Bozell and its subsidiaries and divisions are on terms which are at least as favorable as those which the Corporation could have obtained from an unrelated third party. The total amount of fees paid BJK&E by the Corporation in fiscal year 1996 was approximately $1,077,000.

    One of the Corporation's directors is a partner of Shereff, Friedman, Hoffman & Goodman, LLP, a law firm which the Corporation has retained since fiscal year 1995. The total amount of fees paid to such firm by the Corporation in fiscal year 1996 was approximately $647,000. SFH&G Investors, a partnership comprised of the partners of Shereff, Friedman, Hoffman & Goodman, LLP, holds a warrant to purchase an aggregate of 35,000 shares of Common Stock.

               PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                         FROM 20,000,000 TO 70,000,000

    On December 5, 1996, the Board of Directors of the Corporation unanimously voted to recommend to the stockholders that the Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock from 20,000,000 to 70,000,000 shares and to increase the total number of authorized shares of capital stock from 25,000,000 to 75,000,000.

    The authorized common stock of the Corporation currently consists of 20,000,000 shares of Common Stock of which 7,904,871 shares were outstanding at January 6, 1996, approximately 5,088,523 shares were reserved for future issuance pursuant to the exercise or conversion of outstanding securities of the Corporation, and approximately 401,806 shares were reserved for issuance pursuant to options which may be granted under the 1990 Stock Option Plan and the 1995 Stock Option Plan. In addition, there are 5,000,000 shares of Preferred Stock, par value $.001 per share, authorized under the Certificate of Incorporation, none of which are currently outstanding.

    The authorization of additional shares of Common Stock is desirable in order to have a substantial number of authorized shares available for issuance from time to time without further shareholder approval in connection with possible future distributions to shareholders (including stock splits), financings, joint ventures, strategic alliances, acquisitions, and other corporate opportunities that may present themselves in the future. Having additional authorized shares available for issuance in the future would give the Corporation greater flexibility and allow shares of Common Stock to be issued without the expense and delay of stockholder action at a special meeting of stockholders unless such action is required by applicable law or the rules of any stock exchange on which the Common Stock may be listed. The Corporation has no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Common Stock not previously authorized for issuance by the Board. In addition, in connection with certain public offerings of Common Stock by the Corporation, the Corporation has, subject to certain exceptions, agreed not to issue or sell any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock prior to May 13, 1997 without the prior written consent of Jefferies & Company, Inc., or August 22, 1997 without the prior written consent of Hampshire Securities Corporation.

    One effect of the proposed amendment would be that the Board would have the authority, subject to the limitations set forth above, to issue additional shares of Common Stock that would dilute the voting power of outstanding shares, and thereby possibly impede a proposed tender offer or other attempt by a third party to gain control of the Corporation without Board approval. A portion of such additional shares could, for example, be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid. Accordingly, a future transaction which some, or even a majority, of the holders of Common Stock might deem to be in their best interest, or in which such holders might have the opportunity to receive a premium for their shares over the then market price, might be impeded. As of the date hereof, the Corporation is not aware of any proposed tender offer or other attempt to take control of the Corporation. Holders of the Common Stock have no preemptive rights with respect to any shares which may be issued in the future. Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the proposed amendment to the Certificate of Incorporation.

    If the amendment is approved, the first complete sentence of Article FOURTH of the Certificate of Incorporation will be amended to read as follows:

        The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 75,000,000 shares, of which 70,000,000 shares shall be Common Stock, $.001 par value per share (the "Common Stock"), and 5,000,000 shares shall be Preferred Stock, $.001 par value per share (the "Preferred Stock").

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is required to authorize the proposed increase in the authorized number of shares of Common Stock. The Board of Directors has unanimously approved the increase in the number of authorized shares of Common Stock and recommends that stockholders vote "FOR" the proposed increase in authorized shares of Common Stock.

                        COMPLIANCE WITH THE EXCHANGE ACT

    The Corporation's executive officers and directors are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Corporation. Based solely on the Corporation's review of the copies of such reports it has received, the Corporation believes that all its executive officers and directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them.

                                 OTHER BUSINESS

    The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the next annual meeting of the Corporation's stockholders must be received by the Corporation for inclusion in the Corporation's 1997 Proxy Statement and form of proxy on or prior to September 12, 1997.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

    The Annual Report to Stockholders of the Corporation for the year ended June 30, 1996 (the "Annual Report") is being furnished simultaneously herewith. Such Annual Report is not to be considered a part of this Proxy Statement.

    Upon the written request of any stockholder, management will provide, free of charge, a copy of the Corporation's annual report on Form 10-K for the fiscal year ended June 30, 1996, including the financial statements and schedules thereto. Requests should be directed to Secretary, Ultrafem, Inc., 805 Third Avenue, 17th Floor, New York, New York 10022.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The Corporation's financial statements for the years ended June 30, 1996 and 1995 have been examined by the firm of Deloitte & Touche LLP, independent certified public accountants. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Stockholders to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

    The Corporation's Board of Directors intends to review the appointment of independent certified public accountants at a meeting subsequent to the Annual Meeting of Stockholders.

                              COST OF SOLICITATION

    The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. The Corporation has engaged the firm of MacKenzie Partners, Inc. as proxy solicitors. It is estimated that the fee to such firm for solicitation services will not exceed $7,500 plus reimbursement of out-of-pocket expenses. In addition, directors, officers and employees of the Corporation may solicit proxies personally or by telephone or other means of communications. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

    It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                          By Order of the Board of Directors,
                                          DORI M. REAP
                                          SECRETARY

Dated: January 10, 1997
     New York, New York

                                     PROXY
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ULTRAFEM, INC.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated January 10, 1997, and does hereby appoint John W. Andersen and Dori M. Reap, or either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of common stock, par value $.001 per share, of Ultrafem, Inc. (the "Corporation") which the undersigned would be entitled to vote if personally present at the 1996 Annual Meeting of Stockholders of the Corporation to be held at 10:00 o'clock a.m., local time, on Monday, February 10, 1997 at the Four Seasons Hotel, 57 East 57th Street, the Salon Suite, Meeting Room Level, New York, New York, and at any adjournment(s) or postponement(s) thereof, hereby revoking all proxies heretofore given with respect to such stock:

1.  ELECTION OF DIRECTORS.

           / / FOR all nominees listed below                         / / WITHHOLD AUTHORITY
             (except as marked to the contrary below)                  to vote for all nominees listed below

   NOMINEES: John W. Andersen and Charles D. Peebler, Jr. as Class 1 Directors
             (for a term expiring at the 1999 Annual Meeting of Stockholders)

   (INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided.)

--------------------------------------------------------------------------------

2. APPROVAL OF AMENDMENT TO THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION.

             / / FOR             / / AGAINST             / / ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

                            TO BE SIGNED ON OTHER SIDE

                             (CONTINUED FROM FRONT)

    This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned stockholder. If no direction is made, it will be voted FOR the election of each of the nominees named herein for director and FOR approval of an amendment to the Corporation's Restated Certificate of Incorporation.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING / /
                                              (SIGNATURE(S))
                                              __________________________________
                                              __________________________________
                                              __________________________________
                                              DATED: ___________________________

                                             Please sign exactly as name(s)
                                             appears hereon, and when signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, give your full
                                             title as such. If the signatory is
                                             a corporation, sign the full
                                             corporate name by a duly authorized
                                             officer. When shares are held by
                                             joint tenants, both should sign.

                                             PLEASE COMPLETE, SIGN, DATE AND
                                             RETURN THIS PROXY PROMPTLY